UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 27, 2012

Forward Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	000-6669	13-1950672
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

477 Rosemary Ave. West Palm Beach, FL	33410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 526-3005

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 5.07     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On September 27, 2012, Forward Industries, Inc., a New York corporation (the “Company”), held its 2012 annual meeting of shareholders (the “Annual Meeting”). The following matters were submitted to a vote of the Company’s shareholders at the Annual Meeting: (i) the election of seven (7) directors to serve until the 2013 annual meeting of shareholders and until their successors are duly elected and qualified; and (ii) the ratification of the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2012.

Each of the matters submitted to a vote of the Company’s shareholders at the Annual Meeting was approved by the requisite vote of the Company’s shareholders.  Set forth below is the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, including a separate tabulation with respect to each nominee for director, as applicable:

1.        Nominees

	Number of Shares Voted
Name	For	Withheld	Broker Non-Votes
John Chiste	2,128,391	317,150	3,624,361
Robert Garrett Jr.	2,337,778	107,763	3,624,361
Timothy Gordon	2,342,141	103,400	3,624,361
Frank LaGrange Johnson	2,335,701	109,840	3,624,361
Owen P.J. King	2,342,107	103,434	3,624,361
Howard Morgan	2,352,259	93,282	3,624,361
Terrence Wise	2,342,136	103,405	3,624,361

2.        Proposal

Ratification of the appointment of J.H. Cohn LLP as the Company’s independent registered accounting firm for the fiscal year ended September 30, 2012.

For	Against	Abstain	Broker Non-Votes
5,448,515	517,927	103,460	0

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2012	By:	/s/ Robert Garrett Jr.
		Name:	Robert Garrett Jr.
		Title:	Principal Executive Officer